                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of July 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; The Union Central Life Insurance Company, an Ohio life insurance company; and Carillon Investments, Inc., an Ohio corporation, is hereby amended as follows:

Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          2.3 APPLICABLE PRICE

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act, which other time will be communicated to LIFE COMPANY in advance) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with
     Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not knowingly submit any order for Shares or engage in any practice, nor will it knowingly allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

          (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

          (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder, and which the Fund or AIM has communicated to the LIFE

     COMPANY. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

          (d) Notwithstanding any provision of the Agreement to the contrary, the Parties agree that AVIF shall determine the applicable price for Share orders attributable to Contracts funded by unregistered Accounts in accordance with Section 2.3(a) hereof, provided that LIFE COMPANY represents and warrants that it is legally or contractually obligated to treat such orders in the same manner as order attributable to Contracts funded by registered Accounts. Each Share order placed by LIFE COMPANY that is attributable, in whole or in part, to Contract funded by an unregistered Account, shall be deemed to constitute such representation and warranty by LIFE COMPANY unless the order specifically states to the contrary. Otherwise, AVIF shall determine the applicable price for Share orders attributable to Contracts funded by unregistered Accounts in accordance with Section 2.3(b) hereof. As used herein, an Account is registered if it is registered under the 1940 Act.

Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          6.3 FUNDS TO REMAIN AVAILABLE

          Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under
     Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE

          Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund
AIM V.I. Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund(1)
AIM V.I. High Yield Fund(1)
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund
AIM V.I. Real Estate Fund(2)
AIM V.I. Small Cap Equity Fund
INVESCO VIF - Core Equity Fund
INVESCO VIF - Dynamics Fund
INVESCO VIF - Financial Services Fund
INVESCO VIF - Health Sciences Fund
INVESCO VIF - Leisure Fund
INVESCO VIF - Small Company Growth Fund
INVESCO VIF - Technology Fund(1)
INVESCO VIF - Total Return Fund
INVESCO VIF - Utilities Fund(1)

(1) Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; INVESCO VIF - Utilities Fund acquired the assets of AIM V.I. Global Utilities Fund; and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF - Telecommunications Fund.

(2)  Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    UCL Mutual Fund Separate Account Nos. 27 & 28

-    Carillon Account

-    Carillon Life Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    ESP ("Employee Savings Plan")
     Allocated Group Annuity Policy
     Policy Form Nos. UC64347 and UC64342

-    Union Central Variable Annuity I - Contract No. UC8134

-    Union Central Variable Annuity II SA - Contract No. UC8137

-    Union Central Variable Annuity III - Contract No. 8138

-    Union Central Excel Accumulator Variable Universal Life - Contract No. 8707

-    Union Central Excel Accumulator Variable Universal Life - Contract No. 8703

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        THE UNION CENTRAL LIFE INSURANCE COMPANY


Attest: /s/ John Flabmeier              By: /s/ Kristal E. Hambrick
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        CARILLON INVESTMENTS, INC.


Attest: /s/ John Flabmeier              By: /s/ Elizabeth G. Monsell
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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